 Exhibit 24.1

Power of Attorney

We, the undersigned Directors of Aetna Inc. (the “Company”), hereby severally constitute and appoint Judith H. Jones and Rajan Parmeswar each of them individually, our true and lawful attorneys-in-fact, with full power to them and each of them to sign for us, and in our names and in the capacities indicated below, the Company’s Registration Statement on Form S-8 and any and all amendments thereto (including post-effective amendments) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the Coventry Health Care, Inc. Retirement Savings Plan hereby ratifying and confirming our signatures as they may be signed by any of our said attorneys to such Form S-8 and to any and all amendments thereto.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney.  For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

Dated:  May 17, 2013

/s/ Fernando Aguirre	/s/ Barbara Hackman Franklin
Fernando Aguirre, Director	Barbara Hackman Franklin, Director

/s/ Mark T. Bertolini
Mark T. Bertolini, Chairman, Chief	Jeffrey E. Garten, Director
Executive Officer, President and Director

/s/ Frank M. Clark	/s/ Ellen M. Hancock
Frank M. Clark, Director	Ellen M. Hancock, Director

/s/ Betsy Z. Cohen	/s/ Richard J. Harrington
Betsy Z. Cohen, Director	Richard J. Harrington, Director

/s/ Edward J. Ludwig
Molly J. Coye, M.D., Director	Edward J. Ludwig, Director

/s/ Roger N. Farah	/s/ Joseph P. Newhouse
Roger N. Farah, Director	Joseph P. Newhouse, Director